Exhibit 4.12

PROMISSORY NOTE

Principal: $250,000.00	Date: March 1, 2024

This Promissory Note (this “Note”) is made and entered into as of March 1, 2024, by and between Safe and Green Development Corporation, a Delaware corporation, with offices located at 100 Biscayne Boulevard, Suite 1201, Miami, Florida 33132 (the “Borrower”), and the Bryan Leighton Revocable Trust dated December 13, 2023 (the “Lender”). The Borrower and the Lender may be referred to collectively as the “Parties” or individually as a “Party.”

RECITALS

WHEREAS, the Borrower and the Lender entered into a credit agreement on March 1, 2024 (the “Original Credit Agreement”), pursuant to which the Lender provided a line of credit facility in the principal amount of up to Two Hundred Fifty Thousand Dollars ($250,000.00), a copy of which is attached hereto as Exhibit A;

WHEREAS, the Parties subsequently executed a First Credit Extension Agreement dated October 21, 2024, extending the maturity date and modifying certain terms of the Original Credit Agreement, a copy of which is attached hereto as Exhibit B; and

WHEREAS, the Parties thereafter executed a Second Credit Extension Amendment dated January 29, 2025, which further extended the maturity date and modified the payment terms, a copy of which is attached hereto as Exhibit C (collectively with the Original Credit Agreement and the First Credit Extension Agreement, the “Prior Agreements”);

WHEREAS, the Borrower has not paid off the outstanding balance under the Prior Agreements, and as of May 1, 2025, the total principal remains Two Hundred Fifty Thousand Dollars ($250,000.00), with accrued interest at a rate of fourteen percent (14.00%) per annum from January 29, 2025, through May 1, 2025, in the amount of Eight Thousand Nine Hundred Seventeen Dollars and Eighty-One Cents ($8,917.81), resulting in an aggregate outstanding obligation of Two Hundred Fifty-Eight Thousand Nine Hundred Seventeen Dollars and Eighty-One Cents ($258,917.81);

WHEREAS, following the execution of the aforementioned extensions, the Borrower and Lender have agreed to add an additional Fifteen Thousand Dollars ($15,000.00) to the total remaining balance owed under this Note, bringing the final principal amount due under this Promissory Note to Two Hundred Seventy-Three Thousand Nine Hundred Seventeen Dollars and Eighty-One Cents ($273,917.81) as further detailed in the interest calculation schedule attached hereto as Exhibit D;

WHEREAS, this Promissory Note supersedes and replaces in full the Original Credit Agreement and all extensions and amendments thereto, including those attached hereto as Exhibits A, B, and C, which shall be of no further force or effect;

WHEREAS, the Parties now desire to consolidate the remaining outstanding obligations under the Prior Agreements into a single, binding Promissory Note on the terms set forth herein;

WHEREAS, the Parties further agree that payment under this Promissory Note shall be due upon the earlier of (i) the completion of a capital raise by the Borrower in an amount equal to or greater than Four Million Dollars ($4,000,000.00), or (ii) October 28th, 2025;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Principal Amount

i.	The Borrower hereby unconditionally promises to pay to the order of the Lender the principal sum of Two Hundred Seventy-Three Thousand Nine Hundred Seventeen Dollars and Eighty-One Cents ($273,917.81), representing the total outstanding obligations under the Note as of May 1, 2025, inclusive of (a) the original principal balance of Two Hundred Fifty Thousand Dollars ($250,000.00), (b) accrued interest in the amount of Eight Thousand Nine Hundred Seventeen Dollars and Eighty-One Cents ($8,917.81) through May 1, 2025, and (c) an additional Fifteen Thousand Dollars ($15,000.00) added by agreement of the Parties. This amount shall be payable in full, together with any additional interest that may accrue thereafter in accordance with the terms set forth herein. A breakdown of the interest calculations through May 1, 2025, is attached hereto as Exhibit D.

2.	Interest

i.	Interest shall accrue on the outstanding principal amount of this Note at a fixed rate of Fourteen Percent (14.00%) per annum, computed on the basis of a 365-day year and the actual number of days elapsed. Interest shall be payable monthly, in arrears, on the first calendar day of each month beginning June 1, 2025.

3.	Maturity and Payment

i.	The entire outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full upon the earliest to occur of the following events (each, a “Triggering Event”):

(a)	Capital Raise. The consummation of a capital raise by the Borrower in which the Borrower receives gross proceeds of at least Four Million Dollars ($4,000,000.00) from one or more third-party investors (a “Capital Raise”).

●	The Borrower shall provide written notice to the Lender within three (3) business days of the closing of a Capital Raise.

●	Upon the occurrence of a Capital Raise, the Borrower shall remit payment of all outstanding principal and accrued interest within five (5) business days of such notice.

●	For purposes of this Agreement “Capital Raise” shall mean the consummation of any equity or debt financing or other transaction (including, without limitation, equity investment, convertible instruments, loans, or other cash infusions), pursuant to which the Borrower receives gross proceeds in an aggregate amount equal to or exceeding Four Million Dollars ($4,000,000.00), from one or more third-party investors or lenders, excluding draws on existing credit lines.

(b)	Maturity Date. The maturity date of this Note shall be October 28, 2025 (the “Maturity Date”).

●	If a Capital Raise has not occurred by the Maturity Date, all outstanding principal and accrued interest shall automatically become due and payable in full on such date without further notice or demand.

i.	All payments made under this Note shall be applied first to accrued and unpaid interest and then to the outstanding principal balance, unless otherwise agreed in writing by the Lender.

ii.	Prepayment of all or any portion of this Note may be made at any time without premium or penalty; provided, however, that any such prepayment shall be accompanied by all accrued and unpaid interest as of the date of such prepayment.

4.	Prepayment

i.	The Borrower may, at its option, prepay all or any portion of the outstanding principal and accrued interest under this Note at any time without premium or penalty.

5.	Event of Default

i.	Borrower Events of Default. The Borrower shall be deemed in default under this Note upon the occurrence of any of the following events (each, a “Borrower Event of Default”):

(a)	Failure to Pay Interest or Principal. The Borrower fails to pay any accrued interest within five (5) business days after the date such payment is due, or fails to pay the outstanding principal and accrued interest upon the occurrence of a Triggering Event (as defined herein) within five (5) business days of such Triggering Event;

(b)	Insolvency or Bankruptcy. The Borrower (i) becomes insolvent or unable to pay its debts as they mature, (ii) admits in writing its general inability to pay debts, (iii) makes a general assignment for the benefit of creditors, (iv) commences any case, proceeding, or other action seeking to have an order for relief entered on its behalf under any bankruptcy or insolvency law, or (v) has any such action instituted against it and such proceeding is not dismissed within sixty (60) days;

(c)	Liquidation or Dissolution. The Borrower takes any corporate action for the winding up, liquidation, or dissolution of its business;

(d)	Breach of Covenants. The Borrower breaches or fails to perform any material covenant, agreement, or obligation under this Note, and fails to cure such breach within ten (10) business days after written notice from the Lender;

(e)	Misrepresentation. Any representation or warranty made by the Borrower in this Note or in connection with any document delivered pursuant hereto proves to be materially false or misleading as of the date made.

ii.	Lender Events of Default. The Lender shall be deemed in default under this Note upon the occurrence of any of the following events (each, a “Lender Event of Default”):

(a)	Breach of Confidentiality. The Lender breaches the confidentiality provisions of this Note or otherwise improperly discloses sensitive or non-public information regarding the Borrower, and fails to cure such breach (if curable) within five (5) business days after written notice from the Borrower:

(b)	Interference with Borrower’s Operations. The Lender takes actions that materially interfere with the Borrower’s ordinary course of business or attempts to exercise remedies under this Note without a valid Event of Default or before the expiration of applicable cure periods;

(c)	Breach of Covenant. The Lender fails to comply with any other material obligation under this Note and does not cure such breach within ten (10) business days following written notice from the Borrower.

iii.	Remedies. Upon the occurrence of any Event of Default, the non-defaulting Party shall have the right to exercise any remedies available to it at law or in equity, including, without limitation, (i) in the case of a Borrower Event of Default, acceleration of the entire unpaid principal balance and all accrued interest, and (ii) in the case of a Lender Event of Default, temporary suspension of payments or the assertion of equitable relief, including injunctive relief or specific performance, as may be warranted.

6.	Superseding Prior Agreements

i.	This Note constitutes the full and complete understanding between the Parties and supersedes and replaces in their entirety the Prior Agreements (attached hereto as Exhibits A, B, and C), all of which are hereby terminated, released, and of no further force or effect as of the date hereof.

7.	Waiver and Amendment

i.	No failure or delay by the Lender in exercising any right or remedy hereunder shall operate as a waiver thereof. Any amendment or modification of this Note must be in writing and signed by both the Borrower and the Lender.

8.	Governing Law

i.	This Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of law principles.

9.	Binding Effect

i.	This Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

10.	Notices

i.	Any notice required or permitted to be given under this Note shall be in writing and shall be delivered by personal delivery, certified mail (return receipt requested), or overnight courier to the addresses set forth below or such other address as a Party may designate by written notice:

If to the Borrower:

Safe and Green Development Corporation

100 Biscayne Boulevard, Suite 1201

Miami, Florida 33132

If to the Lender:

Bryan Leighton Revocable Trust dated December 13, 2023

4773 Hampton Ct.

Oldsmar FL, 34677

bryan.edward.leighton@gmail.com

IN WITNESS WHEREOF, the Parties have executed this Promissory Note as of the date first written above.

BORROWER
SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ David Villarreal
Name:	David Villarreal
Title:	Chief Executive Officer

LENDER
BRYAN LEIGHTON REVOCABLE TRUST DATED DECEMBER 13, 2023

By:	/s/ Bryan Leighton
Name:	Bryan Leighton
Title:	Trustee

Exhibit A

Credit Agreement dated March 1, 2024

Credit Agreement (ORIGINAL)

This Agreement is made and entered into on March 1st, 2024 (the “Effective Date”), between the BRYAN LEIGHTON REVOCABLE TRUST DATED DECEMBER 13, 2023 (the “Lender”) and Safe and Green Development Corporation (the “Company”).

1.	Establishment of Account and Term

The Lender shall provide the Company with a line of credit facility (the “Line of Credit”).up to the maximum amount of $250,000, representing the maximum aggregate principal amount of the advances of funds from the Line of Credit (each an “Advance”) that may be outstanding at any time under the Line of Credit (the “Principal Indebtedness”), from which Company may draw down, at any time and from time to time during the period from and including the Effective Date through the day immediately preceding the Maturity Date (as defined below). Within the limits of time and amount set forth herein, the Company may borrow, repay and reborrow under this Line of Credit.

2.	Maturity Date

The Maturity Date shall mean the six-month anniversary of the Effective Date. At any time prior to the Maturity Date upon mutual written consent of the Company and the Lender, the Maturity Date may be extended for up to an additional six-month period, in which case the “Maturity Date” shall mean such later date as is agreed upon by the parties.

3.	Interest Rate

The advanced and unpaid principal of the Line of Credit from time to time outstanding will bear interest at a fixed rate per annum equal to 12.0% (the “Fixed Rate”). Interest on the Principal Indebtedness and other sums payable hereunder will be computed on the basis of a year of 365 days and paid for the actual number of days elapsed.

4.	Payments of Interest

On the first day of each month, the Company will pay to the Lender interest, in arrears, on the aggregate outstanding Principal Indebtedness of the Line of Credit at the Fixed Rate.

5.	Payments of Principal

The entire Principal Indebtedness of the Line of Credit and any accrued interest thereon shall be due and payable on the Maturity Date (as the same may be extended as herein provided).

6.	Prepayment

The Company may prepay, in whole or in part, the Principal Indebtedness of the Line of Credit, and all interest accrued on any outstanding Advances at any time prior to the Maturity Date, without the prior written consent of Lender and without payment of any premium or penalty.

7.	Restricted Stock

Subject to the approval of the Company’s Board of Directors, in consideration for the Amendment of the Line of Credit, the Company will issue $125,000 of SGD restricted common stock (the “Shares”) to Lender. The number of shares issuable will be calculated as of closing price of the Company’s common stock on Nasdaq on the Effective Date. Lender is an “accredited Lender” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended. The Lender has such knowledge and experience in financial, tax and business matters that the Lender is capable of evaluating the merits and risks of its acquisition of the Shares.

8.	Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Except as otherwise agreed in writing, the Company may not transfer, assign or delegate any of its duties or obligations hereunder and the Lender shall not sell, assign or otherwise transfer any of its rights or obligations hereunder.

7.	Modification

No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by the Lender and the Company.

8.	Governing Law

This agreement and all matters relating hereto will be governed by the laws of the State of Florida without giving effect to principles of conflicts of laws.

This Agreement shall be signed by on behalf of the BRYAN LEIGHTON REVOCABLE TRUST DATED DECEMBER 13, 2023, and by Safe and Green Development Corporation. The Agreement is effective as of March 1st, 2024.

LENDER:

By:	/s/ Bryan Leighton	Date: 2/29/24

BRYAN LEIGHTON REVOCABLE TRUST DATED DECEMBER 13, 2023

By:	/s/ David Villarreal	Date: 03/01/2024

Safe and Green Development Corporation

Exhibit B

Credit Extension Agreement dated October 21st, 2024

Credit Extension Agreement

This CREDIT EXTENSION AGREEMENT (“Extension”) is dated as of October 21st, 2024 (the “Effective Date”), by and between Safe and Green Development Corporation, located at 100 Biscayne Boulevard, Suite 1201, Miami, Florida 33132 (“the “Company””), and Bryan Leighton Revocable TRUST DATED 13 DECEMBER 2023 (“the “Lender””), (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Credit Agreement on March 1st, 2024 (the “Original Contract”).

WHEREAS, the Parties hereby agree to extend the term of the Original Contract in accordance with the terms of the Original Contract as well as the terms provided herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, each of the “Company” and the “Lender” mutually covenant and agree as follows:

AGREEMENT

Section 1.	Purpose.

i.	The Original Contract, which is attached hereto as Exhibit A to this Extension, will end on September 1st, 2024.

ii.	The parties agree to extend the Original Contract for an additional period, which will begin immediately upon the expiration of the original time period and will end on three (3) months after the Effective Date on December 15th, 2024 (the “Maturity Date”).

iii.	In addition, the following provisions of the Original Contract are amended as described herein:

Section 2.	Maturity Date.

i.	Maturity Date shall mean three (3) months from the Effective Date, provided that if such date falls on a weekend or a legal holiday, the Maturity Date shall be the next business day thereafter. At any time prior to the Maturity Date, upon mutual written consent of the Company and the Lender, the Maturity Date may be extended for up to an additional six-month period, in which case the “Maturity Date” shall mean such later date as agreed upon by the parties, subject to the same provision regarding weekends and legal holidays.

Section 3.	Interest Rate.

i.	The advanced and unpaid principal of the Line of Credit from time to time outstanding will bear interest at a fixed rate per annum equal to fourteen percent (14.0%) (the “Fixed Rate”). Interest on the Principal Indebtedness and other sums payable hereunder will be computed on the basis of a year of 365 days and paid for the actual number of days elapsed.

Section 4.	Payments of Interest.

i.	On the first day of each month, the Company will pay to the Lender interest, in arrears, on the aggregate outstanding Principal Indebtedness of the Line of Credit at a fixed interest rate of 14%.

Section 5.	Payments of Principal.

i.	The entire Principal Indebtedness of the Line of Credit and any accrued interest thereon shall be due and payable on the Maturity Date (as the same may be extended as herein provided).

Section 6.	Prepayment.

i.	The Company may prepay, in whole or in part, the Principal Indebtedness of the Line of Credit, and all interest accrued on any outstanding Advances at any time prior to the Maturity Date, without the prior written consent of Lender and without payment of any premium or penalty.

Section 7.	Restricted Stock Issuance.

i.	Board Approval and Share Issuance: The issuance of shares as described herein was approved by the Company’s Board of Directors on October 15th, 2024. In consideration for the extension of the Line of Credit, the Company will issue 2,500 shares of SGD restricted common stock (the “Shares”) to Lender. The Lender has sufficient knowledge and experience in financial, tax, and business matters to be capable of evaluating the merits and risks of its acquisition of the Shares.

Section 8.	Cash- Payment Consideration.

i.	One-Time Cash Payment: In addition to the issuance of shares described in Section 7, as further consideration for the extension of the Line of Credit, the Company agrees to pay a one-time cash payment of eight thousand and seven-hundred fifty dollars ($8,750) to the Lender. This payment will be made on January 21st, 2025 following the execution of this Agreement. The Lender acknowledges that this cash payment is a separate and additional consideration apart from the issuance of the Shares.

Section 9.	Entire Agreement.

i.	Preservation of Other Terms: Except as expressly amended or modified by this Extension, all other Articles of the original agreement shall retain their original language and remain in full force and effect from the Effective Date of this Extension. This Extension binds and benefits both Parties and any successors or assigns. This document, including the attached Original Contract, is the entire agreement between the Parties.

This Agreement shall be signed on behalf of Safe and Green Development Corporation by Nicolai A. Brune, its Chief Financial Officer, and on behalf of Bryan Leighton Revocable TRUST DATED 13 DECEMBER 2023 by Bryan Leighton, its Trustee.

the “Company”

By:	/s/ David Villarreal	Date: 10/21/2024
David Villarreal
Chief Executive Officer

the “Lender”

By:	/s/ Bryan Leighton	Date: 10/21/2024
Bryan Leighton

Exhibit C

Credit Extension Amendment dated January 29, 2025

Credit Extension Amendment

This CREDIT EXTENSION AMENDMENT (the “Amendment”) is dated as of January ___st, 2025 (the “Effective Date”), by and between Safe and Green Development Corporation, located at 100 Biscayne Boulevard, Suite 1201, Miami, Florida 33132 (“the “Company””), and Bryan Leighton Revocable TRUST DATED 13 DECEMBER 2023 (“the “Lender””),

(collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Credit Agreement on March 1st, 2024 (the “Original Contract”).

WHEREAS, the parties entered into a Credit Extension Agreement on October 21st, 2024 (the “Extension”); and

WHEREAS, the Parties hereby agree to amend the term of the Extension in accordance with the terms of the Original Contract as well as the terms provided herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, each of the “Company” and the “Lender” mutually covenant and agree as follows:

AGREEMENT

Section 1.	Purpose.

i.	The Original Contract, which is attached hereto as Exhibit A and the Extension, which is attached hereto as Exhibit B to this Amendment, will end on December 15th, 2024.

ii.	The parties agree to extend the Amendment for an additional period, which will begin immediately upon the expiration of the original time period and will end on three (3) months or ninety (90) business days after the Effective Date on April 16th, 2025 (the “Maturity Date”).

iii.	In addition, the following provisions of the Original Contract and the Extension are amended as described herein:

Section 2.	Maturity Date.

i.	Maturity Date shall mean three (3) months or ninety (90) business days from the Effective Date, provided that if such date falls on a weekend or a legal holiday, the Maturity Date shall be the next business day thereafter. In addition, the parties shall have the option to extend the Maturity Date for an additional three (3) months or ninety (90) business days (the “Extension Option”) upon mutual written consent, subject to the same provision regarding weekends and legal holidays.

Section 3.	Interest Rate.

i.	The advanced and unpaid principal of the Line of Credit from time to time outstanding will bear interest at a fixed rate equal to fourteen percent (14.0%) (the “Fixed Rate”). The interest accrued for one year will be divided into equal installments and paid over the initial six-month period, which includes the Extension Option, if exercised. Interest on the Principal Indebtedness and other sums payable hereunder will be computed on the basis of a year of 365 days and paid for the actual number of days elapsed.

Section 4.	Payments of Interest.

i.	On the first day of each month, the Company will pay to the Lender interest, in arrears, on the aggregate outstanding Principal Indebtedness of the Line of Credit at a fixed interest rate of 14%.

Section 5.	Payments of Principal.

i.	The entire Principal Indebtedness of the Line of Credit and any accrued interest thereon shall be due and payable on the Maturity Date (as the same may be extended as herein provided). However, the total loan of $250,000.00 USD shall have an initial payment of $150,000.00 USD applied toward the principal amount of the Loan by February 1st, 2025, reducing the remaining principal amount to $100,000.00 USD, to be paid out on the Maturity Date or at a later date as mutually agreed upon by the parties.

Section 6.	Prepayment.

i.	The Company may prepay, in whole or in part, the Principal Indebtedness of the Line of Credit, and all interest accrued on any outstanding Advances at any time prior to the Maturity Date, without the prior written consent of Lender and without payment of any premium or penalty.

Section 7.	Entire Agreement.

i.	Preservation of Other Terms: Except as expressly amended or modified by this Amendment, all other Articles of the original agreement shall retain their original language and remain in full force and effect from the Effective Date of this Amendment. This Amendment binds and benefits both Parties and any successors or assigns. This document, including the attached Original Contract, is the entire agreement between the Parties.

This Agreement shall be signed on behalf of Safe and Green Development Corporation by Nicolai A. Brune, its Chief Financial Officer, and on behalf of Bryan Leighton Revocable TRUST DATED 13 DECEMBER 2023 by Bryan Leighton, its Trustee.

the “Company”

By:	/s/ Nicolai A. Brune
Nicolai A. Brune
Chief Financial Officer

the “Lender”

By:	/s/ Bryan Leighton
Bryan Leighton

Exhibit D

Loan Interest Calculations

Date	Daily Interest	Cumulative Interest	Total Balance
2025-01-29	$95.89	$95.89	$250,095.89
2025-01-30	$95.89	$191.78	$250,191.78
2025-01-31	$95.89	$287.67	$250,287.67
2025-02-01	$95.89	$383.56	$250,383.56
2025-02-02	$95.89	$479.45	$250,479.45
2025-02-03	$95.89	$575.34	$250,575.34
2025-02-04	$95.89	$671.23	$250,671.23
2025-02-05	$95.89	$767.12	$250,767.12
2025-02-06	$95.89	$863.01	$250,863.01
2025-02-07	$95.89	$958.90	$250,958.90
2025-02-08	$95.89	$1,054.79	$251,054.79
2025-02-09	$95.89	$1,150.68	$251,150.68
2025-02-10	$95.89	$1,246.58	$251,246.58
2025-02-11	$95.89	$1,342.47	$251,342.47
2025-02-12	$95.89	$1,438.36	$251,438.36
2025-02-13	$95.89	$1,534.25	$251,534.25
2025-02-14	$95.89	$1,630.14	$251,630.14
2025-02-15	$95.89	$1,726.03	$251,726.03
2025-02-16	$95.89	$1,821.92	$251,821.92
2025-02-17	$95.89	$1,917.81	$251,917.81
2025-02-18	$95.89	$2,013.70	$252,013.70
2025-02-19	$95.89	$2,109.59	$252,109.59
2025-02-20	$95.89	$2,205.48	$252,205.48
2025-02-21	$95.89	$2,301.37	$252,301.37
2025-02-22	$95.89	$2,397.26	$252,397.26
2025-02-23	$95.89	$2,493.15	$252,493.15
2025-02-24	$95.89	$2,589.04	$252,589.04
2025-02-25	$95.89	$2,684.93	$252,684.93
2025-02-26	$95.89	$2,780.82	$252,780.82
2025-02-27	$95.89	$2,876.71	$252,876.71
2025-02-28	$95.89	$2,972.60	$252,972.60
2025-03-01	$95.89	$3,068.49	$253,068.49
2025-03-02	$95.89	$3,164.38	$253,164.38
2025-03-03	$95.89	$3,260.27	$253,260.27
2025-03-04	$95.89	$3,356.16	$253,356.16
2025-03-05	$95.89	$3,452.05	$253,452.05
2025-03-06	$95.89	$3,547.95	$253,547.95
2025-03-07	$95.89	$3,643.84	$253,643.84
2025-03-08	$95.89	$3,739.73	$253,739.73
2025-03-09	$95.89	$3,835.62	$253,835.62
2025-03-10	$95.89	$3,931.51	$253,931.51
2025-03-11	$95.89	$4,027.40	$254,027.40
2025-03-12	$95.89	$4,123.29	$254,123.29
2025-03-13	$95.89	$4,219.18	$254,219.18

2025-03-14	$95.89	$4,315.07	$254,315.07
2025-03-15	$95.89	$4,410.96	$254,410.96
2025-03-16	$95.89	$4,506.85	$254,506.85
2025-03-17	$95.89	$4,602.74	$254,602.74
2025-03-18	$95.89	$4,698.63	$254,698.63
2025-03-19	$95.89	$4,794.52	$254,794.52
2025-03-20	$95.89	$4,890.41	$254,890.41
2025-03-21	$95.89	$4,986.30	$254,986.30
2025-03-22	$95.89	$5,082.19	$255,082.19
2025-03-23	$95.89	$5,178.08	$255,178.08
2025-03-24	$95.89	$5,273.97	$255,273.97
2025-03-25	$95.89	$5,369.86	$255,369.86
2025-03-26	$95.89	$5,465.75	$255,465.75
2025-03-27	$95.89	$5,561.64	$255,561.64
2025-03-28	$95.89	$5,657.53	$255,657.53
2025-03-29	$95.89	$5,753.42	$255,753.42
2025-03-30	$95.89	$5,849.32	$255,849.32
2025-03-31	$95.89	$5,945.21	$255,945.21
2025-04-01	$95.89	$6,041.10	$256,041.10
2025-04-02	$95.89	$6,136.99	$256,136.99
2025-04-03	$95.89	$6,232.88	$256,232.88
2025-04-04	$95.89	$6,328.77	$256,328.77
2025-04-05	$95.89	$6,424.66	$256,424.66
2025-04-06	$95.89	$6,520.55	$256,520.55
2025-04-07	$95.89	$6,616.44	$256,616.44
2025-04-08	$95.89	$6,712.33	$256,712.33
2025-04-09	$95.89	$6,808.22	$256,808.22
2025-04-10	$95.89	$6,904.11	$256,904.11
2025-04-11	$95.89	$7,000.00	$257,000.00
2025-04-12	$95.89	$7,095.89	$257,095.89
2025-04-13	$95.89	$7,191.78	$257,191.78
2025-04-14	$95.89	$7,287.67	$257,287.67
2025-04-15	$95.89	$7,383.56	$257,383.56
2025-04-16	$95.89	$7,479.45	$257,479.45
2025-04-17	$95.89	$7,575.34	$257,575.34
2025-04-18	$95.89	$7,671.23	$257,671.23
2025-04-19	$95.89	$7,767.12	$257,767.12
2025-04-20	$95.89	$7,863.01	$257,863.01
2025-04-21	$95.89	$7,958.90	$257,958.90
2025-04-22	$95.89	$8,054.79	$258,054.79
2025-04-23	$95.89	$8,150.68	$258,150.68
2025-04-24	$95.89	$8,246.58	$258,246.58
2025-04-25	$95.89	$8,342.47	$258,342.47
2025-04-26	$95.89	$8,438.36	$258,438.36
2025-04-27	$95.89	$8,534.25	$258,534.25
2025-04-28	$95.89	$8,630.14	$258,630.14
2025-04-29	$95.89	$8,726.03	$258,726.03
2025-04-30	$95.89	$8,821.92	$258,821.92
2025-05-01	$95.89	$8,917.81	$258,917.81